FORBES MEDI-TECH INC.

AMENDED 2000 STOCK OPTION PLAN

As Amended on April 13, 2004 and on April 11, 2005

1.

INTERPRETATION

1.1

Defined Terms -  For the purposes of this Plan, the following terms shall have the following meanings:

(a)

“Affiliate” means a Subsidiary Corporation of a corporation;

(b)

“Amendment Date” means April 13, 2004;

(c)

“Associate” means, where used to indicate a relationship with any Person,

(i)

any relative, including the spouse of that Person or a relative of that Person’s spouse, where the relative has the same home as the Person,

(ii)

any partner, other than a limited partner, of that Person,

(iii)

any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or

(iv)

any corporation of which such Person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the corporation;

(d)

“Board” means the Board of Directors of Forbes Medi-Tech Inc.;

(e)

"Change of Control" means an occurrence when either:

(i)

a Person other than the current control person of the Company (as that term is defined in the Securities Act (British Columbia)) becomes a control person, or

(ii)

a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company's then-incumbent Board;

(f)

“Committee” means a committee of the Board appointed in accordance with this Plan, or if no such  committee is appointed, the Board itself;

(g)

“Company” means  Forbes Medi-Tech Inc.;

(h)

“Consultant” means a person who:

(i)

is engaged to provide on a bona fide basis ongoing consulting services to the Company or an Affiliate of the Company under a written contract;

(ii)

possesses technical, business or management expertise of value to the Company or an Affiliate of the Company;

(iii)

spends a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iv)

has a relationship with the Company or an Affiliate of the Company that enables the person to be knowledgeable concerning the business and affairs of the Company;

(i)

 “Date of Grant” means the date on which the Committee grants an Option ;

(j)

“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity;

(k)

“Effective Date” means the effective date of this Plan, which is August 15, 2000;

(l)

“Fair Market Value” means:

(i)

while the Shares are listed for trading on The Toronto Stock Exchange, the closing price of the Shares on the trading day immediately prior to the Date of Grant on The Toronto Stock Exchange,

(ii)

while the Shares are not listed for trading on The Toronto Stock Exchange but are listed for trading on another stock exchange or over-the-counter market, the closing price of the Shares on the trading day immediately prior to the Date of Grant on such stock exchange or over-the-counter market as may be selected for such purpose by the Committee, or

(iii)

while the Shares are not listed for trading on any stock exchange or over-the-counter market, the value which is determined by the Committee to be the fair value of the Shares at the Date of Grant, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arm’s length;

(m)

“Guardian” means the guardian, if any, appointed for an Optionee;

(n)

“Independent Director”  means a director of the Company who is not a member of management, and who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.   For purposes of this definition, the Chairman of the Board shall not be considered to be a member of management unless his or her services in such capacity are provided on a full-time basis;

(o)

“Independent Director’s Term of Service” means, in respect of any Independent Director, that period of time that such Independent Director has continuously provided his or her services to the Company in such capacity;

(p)

“Modification” means any change in the terms of an Option which gives the Optionee additional benefits under the Option, but such change shall not include a change in the terms of an Option:

(i)

to make the Option not transferable other than by will or the laws of descent and distribution,

(ii)

to make the Option exercisable only by the Optionee during his lifetime,

(iii)

in the case of an Option not immediately exercisable in full, to accelerate the time within which the Option may be exercised, or

(iv)

attributable to the issuance or assumption of an Option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation if the new option or assumption of the old Option does not give the Optionee additional benefits which he did not have under the old Option;

(q)

“Option” means an option to purchase Shares granted pursuant to the terms of this Plan;

(r)

“Option Agreement” means a written agreement between the Company and an Optionee, specifying the terms of the Option being granted to the Optionee under the Plan;

(s)

“Option Price” means the price at which an Option is exercisable to purchase Shares;

(t)

“Optionee” means a person to whom an Option has been granted;

(u)

“Person”  means a natural person, company, government, or political subdivision or agency of a government; and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

(v)

“Plan” means this stock option plan of the Company, as amended on April 13, 2004;

(w)

“Shares” means the common shares without par value in the capital of the Company;

(x)

“Subsidiary Corporation” means any corporation in an unbroken chain of corporations beginning with the Company if, at the Date of Grant, each of the corporations, other than the last corporation, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

(y)

“Term” means the period of time during which an Option is exercisable; and

(z)

 “Terminating Event” means:

(i)

the dissolution or liquidation of the Company,

(ii)

a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation,

(iii)

the sale or other disposition of all or substantially all of the assets of the Company, or

(iv)

a material change in the capital structure of the Company that is deemed to be a Terminating Event by virtue of the last sentence of Section 10.1 of this Plan or by virtue of Section 10.4 of this Plan.

2.

STATEMENT OF PURPOSE

2.1

Principal Purposes - The principal purposes of the Plan are to provide the Company with the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Company; to encourage such individuals to remain with the Company; and to attract new employees, officers, directors and consultants to the Company.

2.2

Benefit to Shareholders - The Plan is expected to benefit shareholders by enabling the Company to attract and retain personnel of high caliber by offering them an opportunity to share in any increase in value of the Shares resulting from their efforts.

3.

ADMINISTRATION

3.1

Board or Committee - The Plan shall be administered by the Board or by a committee of the Board appointed in accordance with Section 3.2 below.

3.2

Appointment of Committee - The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan.   Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

3.3

Quorum and Voting - A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum.  Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).

3.4

Powers of Committee - Any Committee appointed under Section 3.2 above shall have the authority to do the following:

(a)

administer the Plan in accordance with its express terms;

(b)

determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

(c)

correct any defect, supply any information, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(d)

prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(e)

determine the duration and purposes of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

(f)

do the following with respect to the granting of Options:

(i)

determine the employees, officers, directors, or consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan,

(ii)

determine the terms and provisions of the Option Agreement to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement),

(iii)

amend the terms and provisions of Option Agreements, provided the Committee obtains:

(A)

the consent of the Optionee, and

(B)

the approval of any stock exchange on which the Company is listed, if such approval is required pursuant to the rules and policies of such stock exchange,

(iv)

determine when Options shall be granted, and

(v)

determine the number of Shares subject to each Option; and

(g)

make all other determinations necessary or advisable for administration of the Plan.

3.5

Obtain Regulatory Approvals - In administering this Plan, the Committee will obtain any regulatory approvals which may be required pursuant to applicable securities laws or the rules of any stock exchange or over the counter market on which the Shares are listed.

3.6

Administration by Committee - All determinations made by the Committee in good faith on matters referred to in Section 3.4 shall be final, conclusive, and binding upon all Persons.  The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.  In addition, the Committee’s administration of the Plan shall in all respects be consistent with the policies and rules of any stock exchange or over the counter market on which the Shares are listed.

4.

ELIGIBILITY

4.1

Eligibility - Options may be granted to any employee, officer, director or Consultant of the Company or of an Affiliate of the Company.

4.2

No Violation of Securities Laws - No Option shall be granted to any Optionee unless the Committee has determined that the grant of such Option and the exercise thereof by the Optionee will not violate the securities law of the jurisdiction where the Optionee resides.

5.

SHARES SUBJECT TO THE PLAN

5.1

Number of Shares -  The Committee, from time to time, may grant Options to purchase an aggregate of up to 6,000,000 Shares, to be made available from authorized, but unissued or reacquired, Shares.  In calculating the foregoing 6,000,000 Shares, the Committee shall include all Shares reserved under the Plan as at the Amendment Date and not previously issued pursuant to the exercise of Options, which equals 3,546,625 Shares, plus up to an additional 2,453,375 Shares which may be made subject to option. The maximum number of 6,000,000 Shares shall be adjusted, where necessary, to take account of the events referred to in Section 10 hereof.

5.2

Decrease in Number of Shares Subject to Plan - Upon exercise of an Option, the number of Shares reserved for issuance under the Plan and under the Option shall decrease by the number of Shares as to which the Option was exercised.

5.3

Expiry of Option - If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

5.4

Reservation of Shares - The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

6.

OPTION TERMS

6.1

Option Agreement - With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in the Option Agreement between the Company and the Optionee:

(a)

the number of Shares subject to purchase pursuant to such Option, provided that the number of Shares reserved for issuance to any one person pursuant to Options does not exceed 5% of the then outstanding Shares;

(b)

the Date of Grant;

(c)

the Term, provided that the Term shall in no event be more than ten years following the Date of Grant;

(d)

the Option Price, provided that the Option Price shall not be less than the Fair Market Value of the Shares;

(e)

any vesting schedule upon which the exercise of an Option is contingent; and

(f)

such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

6.2

No Grant After Ten Years From Effective Date - No Option shall be granted under the Plan later than ten years from the Effective Date of the Plan.   Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

7.

EXERCISE OF OPTION

7.1

Method of Exercise - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Option Agreement or Section 6 above, an Optionee may exercise an Option by giving written notice thereof to the Company at its principal place of business.

7.2

Payment of Option Price - The notice described in Section 7.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised, and full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement.  Such payment shall be in lawful money (Canadian funds) by cheque.

7.3

Issuance of Stock Certificate - As soon as practicable after exercise of an Option in accordance with Sections 7.1 and 7.2 above, the Company shall issue a stock certificate evidencing the Shares with respect to which the Option has been exercised.  Until the issuance of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

8.

TRANSFERABILITY OF OPTIONS

8.1

Non-Transferable - Except as provided otherwise in this Section 8, Options are non-assignable and non-transferable.

8.2

Death of Optionee, other than an Independent Director - If the employment of an Optionee as an employee or consultant of the Company or an Affiliate of the Company, or the position of an Optionee as a director of the Company or an Affiliate of the Company, other than an Independent Director, terminates as a result of his or her death, any Options held by such Optionee shall pass to the legal heirs or personal representative of the Optionee, and shall be exercisable by such person for a period of 12 months following such death.

8.3

Disability of Optionee, other than an Independent Director - If the employment of an Optionee as an employee or consultant of the Company or an Affiliate of the Company, or the position of an Optionee as a director of the Company or an Affiliate of the Company, other than an Independent Director, is terminated by the Company or its Affiliate by reason of such Optionee’s Disability, any Option held by such Optionee that could have been exercised immediately prior to such termination of service shall be exercisable by such Optionee, or by his Guardian, for a period of 12 months following the termination of service of such Optionee.

8.4

Disability and Death of Optionee, other than an Independent Director - If an Optionee, other than an Independent Director, who has ceased to be employed by the Company or an Affiliate of the Company by reason of such Optionee’s Disability dies within six months after the termination of such employment, any Option held by such Optionee that could have been exercised immediately prior to his or her death shall pass to the legal heir or personal representative of such Optionee, and shall be exercisable by such person for a period of 12 months following the death of such Optionee.

8.5

Vesting - Options held by a legal heir or personal representative or exercisable by a Guardian shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject.

8.6

Deemed Non-Interruption of Employment -  Employment shall be deemed to continue intact during any sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee’s right to reemployment with the Company or an Affiliate of the Company is guaranteed either by statute or by contract.  If the period of such leave exceeds 90 days and the Optionee’s reemployment is not so guaranteed, then his or her employment shall be deemed to have terminated on the ninety-first day of such leave.

9.

TERMINATION OF OPTIONS

9.1

Termination of Options - To the extent not earlier exercised or terminated in accordance with section 8 above, an Option shall terminate at the earliest of the following dates:

(a)

the expiry date specified for such Option in the Option Agreement;

(b)

where the Optionee’s position as an employee, officer, consultant or director of the Company or an Affiliate of the Company is removed or terminated for just cause, and the Optionee has no continuing business relationship with the Company or an Affiliate of the Company as an employee, officer, consultant or director, the date of such termination for just cause;

(c)

where the Optionee’s position as an employee, officer, consultant or director of the Company or an Affiliate of the Company, other than an Independent Director, terminates for a reason other than the Optionee’s Disability, death, or termination for just cause (termination for such other reason being hereinafter referred to as a “Voluntary Termination”), and the Optionee has no continuing business relationship with the Company or an Affiliate of the Company as an employee, officer, consultant or director:

(i)

where the Optionee held the position of a director, the President, Chief Executive Officer, Executive Vice President or a Senior Vice President of the Company, one year after the date of Voluntary Termination; or

(ii)

where the Optionee held any other position with the Company, including a Vice President position other than Executive or Senior Vice President, (a “Non-Executive Optionee”), such period of time after the date of Voluntary Termination, which shall be not less than 30 days nor more than one year, as is determined by the Compensation Committee at the time the option is granted (such period of time being the “Basic Period”), provided that the option agreement respecting a Non-Executive’s Option: (A) may permit the Optionee to apply to the Committee, at any time during the term of the Option and prior to expiry of the Basic Period, to extend the Basic Period up to but not beyond one year following the date of Voluntary Termination, which the Committee shall be authorized to do in its sole discretion; and (B) may further provide for a longer Basic Period as determined by the Committee at the time of the Option grant, (such longer Basic Period being the “Change of Control Period”), where the Voluntary Termination occurs within such period of time following a Change of Control as is determined by the Committee in each case, provided that such Change of Control Period shall not extend beyond one year following the date of Voluntary Termination;

(d)

where the Optionee’s position as an Independent Director terminates due to death or Disability, or for a reason other than termination for just cause, the expiry of that period of time following termination which is equal to the Independent Director’s Term of Service, but in no event less than 1 year; and for greater certainty, (i) the Optionee’s position as an  Independent Director shall be deemed not to have terminated if the Optionee retires as a director at an annual general meeting or other meeting of shareholders of the Company and is re-elected as a director at the same annual general or other shareholders meeting or any adjournment thereof; and (ii) all options held by the Optionee as at the date of termination shall thereafter be exercisable by the Optionee or his or her legal heirs, personal representatives and / or Guardians and shall not be considered to have been transferred or assigned if so exercised;

(e)

the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 8.1 above; and

(f)

the date specified in Section 10.2 below for such termination in the event of a Terminating Event.

10.

ADJUSTMENTS TO OPTIONS

10.1

Alteration in Capital Structure - If there is a material alteration in the capital structure of the Company resulting from a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event.  Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Options, and (b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto.  For purposes of this Section 10.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding securities of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company.  If the Committee determines that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event for the purposes of this Plan.

10.2

Terminating Events - Subject to Section 10.3, all Options granted under the Plan shall terminate upon the occurrence of a Terminating Event.

10.3

Notice of Terminating Event - The Committee shall give notice to Optionees not less than thirty days prior to the consummation of a Terminating Event.   Upon the giving of such notice, all Options granted under the Plan shall become immediately exercisable, notwithstanding any contingent vesting provision to which such Options may have otherwise been subject.

10.4

Corporate Reorganization - In the event of a reorganization as defined in this Section 10.4 in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no Modification of any such Option occurs, all Options granted under this Plan shall terminate and such event shall be deemed a Terminating Event.  For purposes of this Section 10.4, reorganization shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

10.5

Acceleration of Vesting Schedule - The Committee shall have the right to accelerate the vesting schedule of any Option. Upon a Change of Control, all Options granted under this Plan shall immediately vest, notwithstanding any contingent vesting provision to which such Options may have otherwise been subject..

10.6

Determinations to be Made By Committee - Adjustments and determinations under this Section 10 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

11.

TERMINATION AND AMENDMENT OF PLAN

11.1

Termination of Plan - Unless earlier terminated as provided in Section 10 above or in Section 11.2 below, the Plan shall terminate on, and no Option shall be granted under the Plan, after ten years has passed from the Effective Date of the Plan.

11.2

Power of Committee to Terminate or Amend Plan - Subject to the approval of any stock exchange on which the Company is listed, the Committee may terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 10 above, the Committee may not do any of the following without obtaining, within 12 months either before or after the Committee’s adoption of a resolution authorizing such action, approval by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws, or by the written consent of the holders of a majority of the securities of the Company entitled to vote:

(a)

increase the aggregate number of Shares which may be issued under the Plan;

(b)

materially modify the requirements as to eligibility for participation in the Plan; or

(c)

materially increase the benefits accruing to participants under the Plan;

however, the Committee may amend the terms of the Plan to comply with the requirements of any applicable regulatory authority, without obtaining the approval of its shareholders.

11.3

No Grant During Suspension of Plan - No Option may be granted during any suspension, or after termination, of the Plan.  Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

12.

CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

12.1

Compliance with Laws - Shares shall not be issued pursuant to the exercise of any Option unless the exercise of such Option and the issuance and delivery of such Shares comply with all relevant provisions of law and the requirements of any stock exchange or over the counter market upon which the Shares may then be listed or otherwise traded.

12.2

Regulatory Approval to Issuance of Shares - The Company’s inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such Shares.

13.

USE OF PROCEEDS

13.1

Use of Proceeds - Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

14.

NOTICES

14.1

Notices - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; telefaxed, in which case notice shall be deemed to have been duly given on the date the telefax is sent; or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the tenth postal delivery day following the date of such mailing.

15.

MISCELLANEOUS PROVISIONS

15.1

No Obligation to Exercise - Optionees shall be under no obligation to exercise Options granted under this Plan.

15.2

No Obligation to Retain Optionee - Nothing contained in this Plan shall obligate the Company or an Affiliate of the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company or Affiliates of the Company to reduce such Optionee’s compensation.

15.3

Binding Agreement - The provisions of this Plan and each Option Agreement with an Optionee shall be binding upon such Optionee and the Qualified Successor or Guardian of such Optionee.

15.4

Use of Terms - Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

15.5

Headings - The headings used in this Plan are for convenience of reference only and shall not in any way affect or be used in interpreting any of the provisions of this Plan.

16.

SHAREHOLDER APPROVAL TO PLAN

16.1

Shareholder Approval to Plan - This Plan must be approved by a majority of the votes cast at a meeting of the shareholders of the Company, other than votes attaching to securities beneficially owned by:

(a)

insiders of the Company, meaning directors, senior officers or greater than 10 percent shareholders; and

(b)

Associates of persons referred to in (a).

16.2

Adoption of Plan - This Plan was approved and adopted by the Board of Directors on August 15, 2000 and will be submitted to the shareholders of the Company for approval at the next annual general meeting, provided that any Options granted pursuant to the Plan, other than the 235,400 Options available for grant under the Amended 1999 Stock Option Plan of the Company which have already received shareholder approval, prior to the date on which shareholder approval to the Plan is given, may not be exercised until the Plan receives shareholder approval.

17.

MERGER OF AMENDED 1999 STOCK OPTION PLAN

17.1

Upon receipt of shareholder and regulatory approval, the Amended 1999 Stock Option Plan of the Company shall be deemed to be merged herein, such that all options outstanding under the Amended 1999 Stock Option Plan of the Company (the “1999 Options”) shall be deemed to be outstanding under the Plan to the same extent as if they were originally granted hereunder, and shall be governed hereby and entitled to all of the benefits and obligations herein.  The Committee shall be authorized to amend, at any time and from time to time, all or any of the 1999 Options as the Committee may determine necessary or advisable or may otherwise deem appropriate, to conform such agreements to this 2000 Stock Option Plan, including without limitation, to provide in such agreements for a different Basic Period than that to which the 1999 Options are subject pursuant to the Amended 1999 Stock Option Plan, and/or to provide for a Change of Control Period.